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                                  EXHIBIT 21.1

                          SUBSIDIARIES OF SALTON, INC.

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
NAME OF SUBSIDIARY                            JURISDICTION OF ORGANIZATION
------------------------------------          ----------------------------
Toastmaster, Inc.                             Missouri

Salton Europe PLC                             United Kingdom

Salton UK                                     United Kingdom

Salton/Toastmaster Logistics LLC              Delaware

Salton Hong Kong Ltd.                         Hong Kong

Salton International CV                       Netherlands

Salton S.a.r.l.                               Luxembourg

Salton Australia Pty Ltd.                     Australia

Amalgamated Appliances Holdings Ltd.          South Africa

Icebox LLC                                    Illinois
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